Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of CytRx Corporation (the "Company") hereby certifies that:

(i) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2014 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CYTRX CORPORATION

Date: March 11, 2016	By:	/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (Section 906), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CytRx Corporation and will be retained by CytRx Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an Exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.